Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sadot Group Inc. (f/k/a Muscle Maker, Inc, Inc.), (the “Company”) on Form 10-Q for the three and nine months ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Paul Sansom, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:
1.the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2025	By:	/s/ Paul Sansom
Paul Sansom
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.